UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2018

LAS VEGAS XPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-218746 (Commission File Number)	88-0203182 (I.R.S. Employer Identification No.)

9480 S. Eastern Ave, Suite # 205 Las Vegas, NV 89123 (Address of principal executive offices) (zip code)

702-481-2343 (Registrant's telephone number, including area code)

Copies to: Michael A. Barron 9480 S. Eastern Avenue Suite # 205 Las Vegas, Nevada 89123 415 990-8141 Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 28, 2018, Las Vegas Xpress, Inc. (the "Company") entered into an agreement with First Transit Group, the American subsidiary of UK based First Group, to operate the X Train, the first luxury train to connect Southern California and Las Vegas in over 20 years. First Transit will handle the operation of the X Train and will provide equipment maintenance services related to the operation. This agreement shall commence on the effective date and shall continue for ten years. The service would run on existing rail lines between a station in Las Vegas and the Santa Fe Depot in San Bernardino, California.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits	Description

3.1	Agreement for Operation and Maintenance Services dated November 27, 2018

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS XPRESS, INC.

Date: December 3, 2018	By:	/s/ Michael Barron
Name: Michael Barron
Title: Chief Executive Officer